Exhibit 15.1

ACKNOWLEDGEMENT OF ERNST & YOUNG LLP

Board of Directors

Respironics, Inc. and Subsidiaries

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of Respironics, Inc. and Subsidiaries of our report dated October 21, 2003 relating to the unaudited condensed consolidated interim financial statements of Respironics, Inc. and Subsidiaries which are included in its Form 10-Q for the quarter ended September 30, 2003.

/s/    ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

November 17, 2003

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